OPTION PURCHASE AGREEMENT                                    EXHIBIT 10.41

By and Between

ERIC MEYER

DECKERS OUTDOOR CORPORATION

SIMPLE SHOES, INC.

and

PHILLIPSBURG, LTD.
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			    Table of Contents
							      Page


1.     Purchase of Meyer Option                                  1

2.     Effective Date                                            1

3.     Purchase Price                                            1

4.     Payment of Purchase Price                                 1

5.     Meyer's Representations and Warranties                    2

6.     Companies' Representations and Warranties                 3

7.     Resignation by Meyer                                      3

8.     Consulting Agreement                                      3

9.     Repayment of Meyer Loan                                   4

10.    Covenant Not to Compete                                   4

11.    Conditions of Closing                                     4

12.    Use of Meyer's Name and Endorsements                      4

13.    Complete and Full General Release of All Claims           4

14.    Arbitration and Attorneys' Fees                           5

15.    Successors                                                5

16.    Injunctive Relief                                         5

17.    Entire Agreement                                          5

18.    Notices                                                   5

19.    No Third Party Beneficiaries                              5

20.    Captions                                                  6

21.    Severability                                              6

22.    Counterparts                                              6

23.    Advice of Counsel                                         6

24.    Simple Footwear                                           6

Exhibits

Exhibit A - Non-Competition Provisions

Exhibit B - License Agreement


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		  OPTION PURCHASE AGREEMENT


THIS OPTION PURCHASE AGREEMENT (the "Agreement") is made and entered into on the date hereinafter set forth by and between ERIC MEYER ("Meyer"), DECKERS OUTDOOR CORPORATION ("Deckers") and SIMPLE SHOES, INC. ("Simple") and PHILLIPSBURG, LTD. ("Phillipsburg") (Deckers, Simple and Phillipsburg are collectively, the "Companies").

WHEREAS:

A. The parties hereto are parties to that certain agreement dated December 14, 1992 entitled "Investment and Shareholders Agreement" (the "Original Agreement"), which was amended by a First Amendment to Investment and Shareholders Agreement dated June 30, 1993 (the "First Amendment"), and was subsequently amended by a Second Amendment to Investment and Shareholders Agreement dated January 1, 1994 (the "Second Amendment"). The Second Amendment contains a stock option in favor of Meyer to acquire up to ten percent (10%) of the shares of Simple (the "Meyer Option"). The Original Agreement and the First Amendment and the Second Amendment will hereinafter be collectively referred to as the "Meyer Agreement";

B. Deckers wishes to purchase from Meyer, and Meyer wishes to sell to Deckers, the Meyer Option;

C. Phillipsburg is a wholly-owned Hong Kong based subsidiary of Simple which is used to source Simple products; and

D. The parties hereto also wish to terminate and cancel the Meyer Agreement upon the terms and conditions set forth herein.


     NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

	  1. Purchase of Meyer Option. The Meyer Option is hereby purchased from Meyer by Deckers as provided below (the "Purchase"), and the Meyer Agreement is hereby cancelled and superseded by the terms of this Agreement.

	  2. Effective Date. The effective date of the Purchase will be as of January 1, 1996 (the "Effective Date").

	  3. Purchase Price. The purchase price (the "Purchase Price") will be TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), less the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000), which is the Meyer Option exercise price (the "Exercise Price").

	  4. Payment of Purchase Price. The Purchase Price will be paid in two (2) installments, without interest, as follows:

		    (a) ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000) upon the completion of all of the conditions set forth below and subject to the reduction and set-off for the loan described in Paragraph 9. hereof, less ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) for one-half (1/2) of the Exercise Price; and

		    (b) ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000), less ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) for one-half (1/2) of the Exercise Price on January 1, 1997.

	  Should any portion of the Purchase Price be unpaid when due, and remain unpaid for a period of five (5) business days, then the entire balance will be immediately due and payable, and interest will accrue from the date of the default until payment thereof at the highest rate permitted by law not exceeding ten percent (10%) per annum. Until the Purchase Price is paid in full, Deckers grants to Meyer a security interest in the Meyer Option to secure the payment of the Purchase Price (the "Meyer Security Interest"), which will be automatically subordinated to any security interest of any financial institution which has provided financing to Deckers. Meyer will execute any subordination agreements required by Deckers' lender(s) within ten (10) days of a written request by Deckers, and should he fail to do so, he irrevocably appoints Deckers as his attorney-in-fact to execute such subordination agreement(s).

	  Meyer will be responsible for the payment of all income taxes which will be due by him related to these payments, plus the consulting payments in Paragraph 7. below, and Meyer will indemnify and hold harmless the Companies from and against any and all liabilities, losses, claims, causes of actions, penalties, interest and attorneys' fees and costs incurred in connection with any income tax penalties or interest due by Meyer. The Companies will be responsible for the payment of their own income taxes and will indemnify and hold harmless Meyer from and against any and all liabilities, losses, claims, causes of action, penalties, interest and attorneys' fees and costs incurred in connection with any income tax penalties or interest due by the Companies.

	  5. Meyer's Representations and Warranties. Meyer hereby represents and warrants that:

	       (a) He owns the entire interest in the Meyer Option and he may convey the Meyer Option to Deckers, free and clear of any liens or encumbrances;

	       (b) He is not restrained by any contracts or agreements, or any other restrictions, from performing his obligations hereunder, except to the extent of his agreements with the Companies.

	       (c) He has made his own determination, independent of Deckers or Simple, to enter into this Agreement, and he acknowledges that neither Deckers nor Simple have made any warranties or representations regarding the fairness of the Purchase Price or the future performance of Simple or Phillipsburg, and he has entered into this Agreement with full knowledge of all facts relating to Simple and Phillipsburg.

     Meyer will indemnify and hold harmless Deckers and Simple from and against any and all liabilities, losses, claims, causes of actions, penalties, interest and attorneys' fees and costs incurred in connection with the breach of these warranties.

	  6.     Companies' Representations and Warranties.  The
Companies hereby represent and warrant that:

	       (a) They are not restrained by any contracts or agreements, or any other restrictions, from performing their obligations hereunder, except to the extent of their agreements with Meyer.

	       (b)     They have made their own determination,
independent of Meyer, to enter into this Agreement, and they acknowledge that Meyer has not made any warranties or representations regarding the fairness of the Purchase Price or the future performance of the Companies, and they have entered into this Agreement with full knowledge of all facts relating to the Companies.

     The Companies will indemnify and hold harmless Meyer from and against any and all liabilities, losses, claims, causes of actions, penalties, interest and attorneys' fees and costs incurred in connection with the breach of these warranties.

	 7. Resignation by Meyer. Effective January 1, 1996, as part of this transaction, Meyer resigns as President and a Director of Simple, and as President and a Director of Phillipsburg. Meyer will be paid his accrued and unpaid bonus and vacation time and expense reimbursement for 1995.

	  8. Consulting Agreement. Meyer agrees to a three (3) year Consulting Agreement as an independent contractor with Simple, at a fee of TWO HUNDRED TWENTY FIVE THOUSAND DOLLARS ($225,000) per year commencing January 1, 1996, payable in equal monthly installments.
These payments will be in addition to the Purchase Price. Meyer will provide consulting services for advertising, marketing, brand image, strategic planning, pricing and product line design, development and extension. Meyer will be available from time to time, to the executive staff of the Companies, whether in person, by telephone or by telefax, and upon reasonable notice of a request. Any required international travel will only occur upon mutual agreement. Meyer is expected to render meaningful services for these payments and the Consulting Agreement may be modified by either party after December 31, 1996 upon thirty (30) days' written notice to cover only consulting services for advertising, marketing and brand image in return for a modified fee of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) per year payable in equal monthly installments. Meyer may have other business ventures, including, but not limited to, his auto parts business which do not conflict with his obligations in this paragraph and paragraph 10. hereof. There will be no other fringe benefits payable to Meyer as a consultant, but Meyer will be entitled to reimbursement of the Companies' approved expenses incurred by him for travel, his home telefax, home/business telephone and business cellular telephone. Notwithstanding the foregoing, the Consulting Agreement may be terminated, with "cause," by either party hereto by giving the other party thirty (30) days' prior written notice. As used herein, "cause" shall mean the continued failure to perform the duties and obligations of this Paragraph 8 and of Paragraph 10. after written notice from the other party, a breach of a material term of this Paragraph 8 or Paragraph 10 which is not cured within thirty (30) days of written notice by the other party, or Meyer's death or permanent disability. If there is any termination of the Consulting Agreement by either party, it shall not affect the purchase by Deckers of the Meyer Option or the royalties paid under the License Agreement described in Paragraph 12.

	  9. Repayment of Meyer Loan. Meyer agrees that Deckers may reduce and set-off against the first installment of the Purchase Price the loan to Meyer in the principal amount of THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($375,000) which is currently due from Meyer to Deckers, and, upon the payment thereof, Deckers agrees to surrender any notes in its possession reflecting said loan.

	  10. Covenant Not to Compete. In consideration of the foregoing, Meyer hereby agrees and does hereby ratify and confirm his existing non-competition agreement, through December 31, 1998, which is attached hereto as Exhibit A.

	  11. Conditions of Closing. The parties hereto agree that this Agreement is conditioned upon receipt and execution of any further documents required to implement the foregoing, but which do not negate the parties' agreements hereunder.

	  12. Use of Meyer's Name and Endorsements. Meyer hereby agrees that Simple may continue to use his name until December 31, 1998 pursuant to the License Agreement attached hereto as Exhibit B.

	  13. Complete and Full General Release of All Claims. Each of the parties hereby unconditionally releases and forever discharges the other party, their officers, directors, employees, agents and insurers of and from any and all claims, actions, causes of action, rights, demands, attorney's fees, wages, debts or damages of every kind or nature whatsoever, whether known or unknown, arising out of, resulting from or relating in any way to any acts or events occurring on or before the date of execution of this Agreement. This release shall not apply to the obligations set forth in this Agreement or the attachments hereto.

	  EACH PARTY HERETO ALSO KNOWINGLY WAIVES THE PROVISIONS OF
SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH READS:

	  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

	  Notwithstanding the above stated provisions of Section 1542 and for the purpose of implementing a full and complete release, each party hereto expressly acknowledges that this Agreement is specifically intended to include in its effect, without limitation, all claims which either party hereto does not know or suspect to exist in their favor at the time of execution hereof, and contemplates the extinguishment of any such claims.

	  14. Arbitration and Attorneys' Fees. In the event of any dispute arising out of the enforcement, terms, breach or interpretation of this Agreement, the parties agree that, except for the breach by Meyer of the covenant not to compete and/or the violation by the Companies of any of the terms of the License concerning or relating to the Licensor's Name, in which case Paragraph 16 hereof may also apply, their sole recourse is to pursue final and binding arbitration pursuant to the rules of the American Arbitration Association for contract disputes before one arbitrator. The prevailing party will be entitled to full reimbursement for expenses and attorneys fees' incurred in connection therewith. The arbitration is to be held in Santa Barbara, California. Both parties waive the right to trial by jury.

	  15. Successors. This Agreement shall be binding upon each party and their heirs, representatives, successors, and assigns, and shall be for the benefit of the other party and their stockholders, predecessors, successors, assigns, agents, directors, officers, employees, affiliated and all persons acting by, through, under or in concert with any of them, and each of them, and to their heirs, representatives, successors, and assigns.

	  16. Injunctive Relief. Each of the parties hereto acknowledges that the remedy at law for any breach of the provisions of this Agreement will be inadequate and, accordingly, each of them covenants and agrees that, with respect to any such breach, the non-breaching party, in addition to any other rights or remedies that it may have and regardless of whether such other rights or remedies have been previously exercised, will be entitled to such injunctive relief as may be available.

	  17. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and simultaneous agreements, representations, warranties, statements and understandings, whether oral or written, with respect to the subject matter hereof.

	  18. Notices. All notices, demands, elections, or requests provided for or permitted to be given pursuant to this Agreement must be in writing. All notices, demands, elections and requests shall be deemed to have been duly given on the date delivered personally or on the date of receipt if sent by overnight delivery services, facsimile transmission, or registered or certified U.S. Mail with return receipt requested, to the addresses set forth on the signature page hereof, or such other addresses as may be subsequently designated in writing and delivered to the other parties hereto.

	  19. No Third Party Beneficiaries. Nothing contained in this Agreement is intended to and nothing contained herein shall be interpreted to confer on any party not a party hereto or a successor or assign thereof the rights of a third party beneficiary. Provided, however, that in the event of Meyer's death, any unpaid portions of the Purchase Price and the License will be made to his wife, Cynthia, or if she is not then alive, to his heirs.

	  20. Captions. All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein are for convenience only, shall not be deemed part of this Agreement and shall not afflict the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

	  21. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be held to be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

	  22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

	  23. Advice of Counsel. Meyer represents that he has sought the advice of his independent counsel, Charles Ogle, prior to executing this Agreement, and Meyer acknowledges that Nida & Maloney has acted as counsel to Deckers, Simple and Phillipsburg in the preparation of this Agreement.

	  24. Simple Footwear. During the term of the Consulting Agreement and twenty (20) years thereafter, Meyer will be entitled, without charge, to SEVEN HUNDRED DOLLARS ($700) worth of Simple merchandise each year at wholesale if Simple products are being produced by the Companies.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this fourth day of April, 1996.


MEYER:


/s/ ERIC MEYER

Address:
1560 Oramas Road
Santa Barbara, CA


DECKERS:

DECKERS OUTDOOR CORPORATION


By: /s/ Diana M. Wilson


Title: Chief Operating and Financial Officer

Address:
1140 Mark Avenue
Carpinteria, CA  93013


SIMPLE:

SIMPLE SHOES, INC.


By: /s/ Diana M. Wilson


Title: Chief Operating and Financial Officer

Address:
1140 Mark Avenue
Carpinteria, CA  93013



     (Signatures continued on next page)

PHILLIPSBURG:

PHILLIPSBURG, LTD.



By: /s/ Diana M. Wilson


Title:  Chief Operating and Financial Officer

Address:
c/o Deckers Outdoor Corporation
1140 Mark Avenue
Carpinteria, CA  93013

Consent of Joinder
of Spouse


I hereby consent to and join in the terms of Sections 1 through 4 and 13 through 23 of this Agreement.


Date:  April 4, 1996






 /s/ CYNTHIA MEYER